EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                            Telephone: (612) 347-7000
                               Fax: (612) 347-7077

                                November 27, 1996


Eagle Pacific Industries, Inc.
333 South Seventh Street, Suite 2430
Minneapolis, Minnesota  55402

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

     We are acting as corporate counsel to Eagle Pacific Industries, Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of up to 1,245,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's Nonqualified Stock Option Plan (the "Plan").

     In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

     1.   The Company's Articles of Incorporation, as amended.

     2.   The Company's Bylaws, as amended.

     3. Certain corporate resolutions adopted by the Board of Directors of the Company pertaining to the adoption of the Plan.

     4.   The Plan.

     5.   The Registration Statement.

     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

     1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

     2.   Upon  issuance  and  delivery  of the  Shares  against  receipt by the
          Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    FREDRIKSON & BYRON, P.A.



                                    By /s/ Dobson West
                                       Dobson West